Exhibit 99.1

            Edge Petroleum Announces Second Quarter and Year-To-Date 2004 Financial Results and Provides Updated 2004 Guidance


    HOUSTON, Aug. 5 /PRNewswire-FirstCall/ -- EDGE PETROLEUM CORPORATION (Nasdaq: EPEX) today reported financial results for the three and six-month periods ended June 30, 2004 and provided updated 2004 guidance. Net income for the second quarter and first half of 2004 was $3.9 million and $7.1 million, respectively. Highlights included:


     * Pro forma second quarter net income was $4.1 million as compared to $1.5 million for the second quarter of 2003, an increase of 166%. Pro forma net income, before the cumulative effect of an accounting change in 2003 and the impact of deferred compensation related to FIN 44, is a non-GAAP measure and is reconciled to GAAP net income in the table below.
     * Pro forma net income, before the impact of deferred compensation related to FIN 44 and the cumulative effect of an accounting change in 2003, for the six months ended June 30, 2004 was $8.1 million as compared to $2.5 million for the first half of 2003, an increase of 227%.
     * Second quarter average production was 32.1 MMcfe per day, an increase of 66% over the second quarter of 2003 average of 19.3 MMcfe per day.
     *  For the six months ended June 30, 2004 average production was
        33.4 MMcfe per day as compared to 18.2 MMcfe per day for the comparable period in 2003, an increase of 84%.


    Production for the three-month and year-to-date periods ended
June 30, 2004 was 2.9 Bcfe and 6.1 Bcfe, respectively. This compares to the prior year second quarter 2003 production of 1.8 Bcfe and first half of 2003 production of 3.3 Bcfe. Our average realized price was $5.43 per Mcfe for the three months ended June 30, 2004 compared to $4.56 per Mcfe in the comparable prior year second quarter. For the six months ended June 30, 2004, our average realized price was $5.21 per Mcfe compared to $4.49 per Mcfe in the same prior year period.

    As a result of higher production and higher average realized prices, we reported an increase in revenue for both the second quarter and first half of 2004 compared to the same periods in 2003. Revenue for the three months ended June 30, 2004 was $15.8 million almost double the prior year second quarter total of $8.0 million. For the six months ended June 30, 2004, revenue was $31.7 million compared to $14.8 million for the same period in 2003.

    Operating expenses for the three-month and six-month periods ended
June 30, 2004 totaled $9.8 million and $20.4 million, respectively, compared to $5.5 million and $10.7 million for the same periods in 2003. Depletion costs for the second quarter of 2004 totaled $5.0 million and averaged $1.72 per Mcfe compared to $2.7 million for the second quarter of 2003 that averaged $1.56 per Mcfe. For the six months ended June 30, 2004, depletion totaled $10.2 million, or an average of $1.67 per Mcfe, compared to $5.2 million or an average of $1.58 per Mcfe for the same period in 2003. Other general and administrative (G&A) costs for the second quarter of 2004, which does not include deferred compensation expense, were $1.7 million, 21% higher than the comparable prior year period total of $1.4 million due to higher compensation costs and higher professional fees. For the six months ended June 30, 2004, other G&A costs, excluding deferred compensation totaled $3.6 million, 35% higher than the comparable 2003 period.

    During the first half of 2004, we recorded a non-cash charge of $1.4 million as required by Financial Accounting Standards Board
Interpretation No. (FIN) 44, "Accounting for Certain Transactions Involving Stock Compensation." The average price used to calculate the compensation expense was $16.51 per share at June 30, 2004.

    Below is a recap of net income and pro forma net income excluding the impact of deferred compensation related to FIN 44 and the cumulative effect of accounting change:

                              Three Months Ended         Six Months Ended
                                     June 30,                  June 30,
                                2004         2003         2004         2003

    Net Income             $ 3,856,081  $ 1,534,134  $ 7,139,317  $ 2,114,333
    Add:
    Cumulative effect
     of accounting change,
     net of taxes                  ---          ---          ---      357,825
    Income before cumulative
     effect of accounting
     change                  3,856,081    1,534,134    7,139,317    2,472,158
    Add:
     Deferred Compensation
     - repriced options        337,386          ---    1,448,485          ---
    Tax impact                (118,085)         ---     (506,970)         ---
    Net Deferred
     Compensation
     - repriced options        219,301          ---      941,515          ---

    Pro Forma
     Net Income (A)        $ 4,075,382  $ 1,534,134  $ 8,080,832  $ 2,472,158

    (A) This information is provided because management believes exclusion of the cumulative effect of an accounting change and the impact of deferred compensation related to FIN 44 will help investors compare results between periods and identify operating trends that could otherwise be masked by these items.



    Second quarter 2004 net income was $3.9 million or basic earnings per share of $0.30 and diluted earnings per share of $0.28. Excluding deferred compensation related to FIN 44, pro forma net income for the three months ended June 30, 2004 was $4.1 million, or basic earnings per share of $0.31 and diluted earnings per share of $0.30. Net income for the same period a year ago was $1.5 million or $0.16 basic and diluted earnings per share.

    Net income for the six months ended June 30, 2004 was $7.1 million, or basic earnings per share of $0.56 and diluted earnings per share of $0.53, an increase of 238% compared to net income for the same period a year ago of $2.1 million or basic and diluted earnings per share of $0.22. Excluding deferred compensation related to FIN 44 and the cumulative effect of an accounting change, pro forma net income for the six months ended June 30, 2004 increased 227% totaling $8.1 million, or basic earnings per share of $0.63 and diluted earnings per share of $0.60, compared to pro forma net income of $2.5 million or basic and diluted earnings per share of $0.26 for the six months ended June 30, 2003.

    Net cash flow provided by operating activities for the second quarter of 2004 was $10.8 million as compared to $9.0 million for the same period in 2003. Net cash flow provided by operating activities before working capital changes for the second quarter of 2004 was $11.5 million compared to $5.3 million for the same period in 2003. For the six months ended
June 30, 2004, net cash flow provided by operating activities was $23.2 million and net cash flow provided by operating activities before working capital changes was $23.0 million. Net cash flow provided by operating activities and net cash flow provided by operating activities before working capital changes for the six months ended June 30, 2003 were $8.4 million and $9.6 million, respectively. See the attached schedule for a reconciliation of net cash flow provided by operating activities to net cash flow provided by operating activities before working capital changes.

    Debt at June 30, 2004 was $18.0 million as compared to $21.0 million at December 31, 2003 and at June 30, 2003. The ratio of debt to total capital at June 30, 2004 was 16.2%.

    Michael G. Long, Edge's Senior Vice President and CFO reported, "Both production and revenue were up substantially over the previous year with reported net income, quarter over quarter, up over 150% and over 200% for the six month periods. Capital spending for the six month period ended
June 30, 2004 was $19.4 million, an increase of 155% over the prior year yet we continued to improve our financial flexibility with our debt to total capital ratio falling to 16% from 26% at June 30, 2003 and our unused borrowing capacity has grown substantially. This increased financial flexibility leaves us well positioned to both increase our drilling activities, as reported in our July 28, 2004 operations press release, and continue our acquisition initiatives. Our updated guidance for this third quarter and full year is shown below."


                                     Third Quarter      Full Year      Actual
                                          2004             2004         2003
     Production, Bcfe                   2.6 - 2.8      12.0 to 12.5      8.1
     Operating Costs/Mcfe
     Lease Operating                  $0.40 - $0.45    $0.40 - $0.45    $0.33
     G&A (A)                          $0.55 - $0.60    $0.55 - $0.60    $0.68
     Depletion                        $1.70 - $1.75    $1.70 - $1.75    $1.59
     Interest and other               $0.06 - $0.08    $0.04 - $0.06    $0.08
     Production Taxes
      (% of oil & gas revenue)         7.0% - 8.0%      7.0% - 8.0%      5.3%

     (A) Assumes no non-cash, FIN 44 related charges



    Edge will discuss operations and financial results with any interested parties during its conference call on August 6, 2004 at 9:00 a.m. CDT. Interested parties may participate by dialing 800-683-1575 (ID#: Edge). The call will also be webcast and can be accessed by logging onto the web at http://www.firstcallevents.com/service/ajwz408971036gf12.html . If you are unable to participate during the call, a digital replay will be available at 877-519-4471 (Pin# 4995437) and also archived at
http://www.firstcallevents.com/service/ajwz408971036gf12.html and
http://www.edgepet.com in the Investor Relations page of the site.


    Edge Petroleum Corporation is a Houston-based independent energy company that focuses its exploration, production and marketing activities in selected onshore basins of the United States. Edge common stock is listed on the Nasdaq National Market under the symbol "EPEX".


    Statements regarding production volumes, drilling activity, price weakness, hedging levels, all guidance, forecasts for the third quarter and full year 2004, including future oil and gas prices, record earnings and cash flow, debt levels, production and earnings, performance goals and other statements that are not historical facts contain predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those included in the forward-looking statements include the timing and extent of changes in commodity prices for oil and gas, the need to develop and replace reserves, environmental risks, drilling and operating risks, risks related to exploration and development, uncertainties about the estimates of reserves, competition, government regulation and the ability of the company to meet its stated business goals.



     EDGE PETROLEUM CORPORATION
     CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

                            Three Months Ended            Six Months Ended
                                 June 30,                     June 30,
                            2004          2003          2004          2003
    OIL AND NATURAL
     GAS REVENUE       $ 15,847,404  $  7,994,395  $ 31,662,061  $ 14,833,165
    OPERATING EXPENSES:
      Lease operating
       expenses           1,220,092       550,998     2,425,166     1,145,802
      Severance and
       ad valorem taxes   1,210,208       521,904     2,254,922     1,041,059
      Depletion,
       depreciation,
       amortization
       and accretion      5,141,387     2,859,336    10,383,802     5,607,209
      General and
       administrative
       expense:
        Deferred
         compensation
         - FIN 44           337,386           ---     1,448,485           ---
        Deferred
         compensation
         - restricted
         stock              114,600        89,775       211,100       176,439
        Other general and
         administrative
         expenses         1,731,453     1,430,756     3,632,280     2,687,018
        Total operating
         expenses         9,755,126     5,452,769    20,355,755    10,657,527
    OPERATING INCOME      6,092,278     2,541,626    11,306,306     4,175,638

    OTHER INCOME
     AND EXPENSE:
      Interest expense,
       net of amounts
       capitalized         (105,405)     (165,046)     (219,683)     (341,435)
      Amortization of
       deferred loan costs  (40,748)          ---       (70,384)          ---
      Interest
       and other income       4,023         3,025         8,031         5,148

    INCOME BEFORE INCOME
     TAX PROVISION AND
     CUMULATIVE EFFECT
     OF ACCOUNTING CHANGE 5,950,148     2,379,605    11,024,270     3,839,351

    INCOME TAX EXPENSE   (2,094,067)     (845,471)   (3,884,953)   (1,367,193)

    INCOME BEFORE
     CUMULATIVE EFFECT
     OF ACCOUNTING CHANGE 3,856,081     1,534,134     7,139,317     2,472,158

    CUMULATIVE EFFECT
     OF ACCOUNTING
     CHANGE (A)                 ---           ---           ---      (357,825)

    NET INCOME         $  3,856,081  $  1,534,134  $  7,139,317  $  2,114,333

    BASIC EARNINGS
     PER SHARE:
    Income before
     cumulative effect
     of accounting
     change            $       0.30  $       0.16  $       0.56  $       0.26
    Cumulative effect
     of accounting
     change (A)                 ---           ---           ---         (0.04)
    Net income         $       0.30  $       0.16  $       0.56  $       0.22

    DILUTED EARNINGS
     PER SHARE:
    Income before
     cumulative effect
     of accounting
     change            $       0.28  $       0.16  $       0.53  $       0.26
    Cumulative effect
     of accounting
     change (A)                 ---           ---           ---         (0.04)
    Net income         $       0.28  $       0.16  $       0.53  $       0.22

    BASIC WEIGHTED
     AVERAGE NUMBER
     OF COMMON SHARES
     OUTSTANDING         12,940,504     9,502,255    12,833,226     9,471,227
    DILUTED WEIGHTED
     AVERAGE NUMBER
     OF COMMON SHARES
     OUTSTANDING         13,588,578     9,709,192    13,412,589     9,641,851

    Production:
      Gas - Mcf           2,298,064     1,340,070     4,720,044     2,478,439
      Natural gas liquids
      (NGL) - Bbls           57,602        43,123       127,086        82,321
      Oil - Bbls             45,832        25,852        99,660        54,826
      Gas Equivalent
       - Mcfe             2,918,668     1,753,920     6,080,520     3,301,321

    Realized Product
     Prices:
      Gas - $ per
      Mcf (B)          $       5.75  $       4.86  $       5.54  $       4.75
      NGL - $ per Bbl  $      14.87  $      14.28  $      14.96  $      14.58
      Oil - $ per
       Bbl (B)         $      38.97  $      33.70  $      36.07  $      33.72
        Gas Equivalent
         - $ per
         Mcfe (B)      $       5.43  $       4.56  $       5.21  $       4.49

     Notes:
     (A) We adopted SFAS No. 143, "Accounting for Asset Retirement Obligations" effective January 1, 2003 and recognized a charge representing the cumulative effect of the transition to accounting for asset retirement obligations, asset retirement costs and accumulated depletion and accretion in accordance with the new standard.
     (B)  Includes the effect of hedging and derivative transactions.


     EDGE PETROLEUM CORPORATION
     Non-GAAP Disclosure Reconciliation

                              Three Months Ended          Six Months Ended
                                    June 30,                   June 30,
                               2004         2003          2004         2003
    Net cash flow provided
     by operating
     activities           $ 10,771,673  $ 9,027,522  $ 23,247,372  $ 8,389,707
    Changes in working
     capital accounts          678,800   (3,698,806)    (288,592)   1,233,292
    Net cash flow provided
     by operations before
     working capital
     changes              $ 11,450,473  $ 5,328,716  $ 22,958,780  $ 9,622,999

     Note: Management believes that net cash flow provided by operating activities before working capital changes is relevant and useful information that is commonly used by analysts, investors and other interested parties in the oil and gas industry as a financial indicator of an oil and gas company's ability to generate cash used to internally fund exploration and development activities and to service debt. Net cash flow provided by operating activities before working capital changes is not a measure of financial performance prepared in accordance with generally accepted accounting principles ("GAAP") and should not be considered in isolation or as an alternative to net cash flow provided by operating activities. In addition, since net cash flow provided by operating activities before working capital changes is not a term defined by GAAP, it might not be comparable to similarly titled measures used by other companies.



SOURCE  Edge Petroleum Corporation
    -0-                             08/05/2004
    /CONTACT: Michael G. Long, Chief Financial Officer of Edge Petroleum Corporation, +1-713-654-8960/
    /Web site:  http://www.edgepet.com /
    /Audio:  http://www.firstcallevents.com/service/ajwz408971036gf12.html /
    (EPEX)

CO:  Edge Petroleum Corporation
ST:  Texas
IN:  OIL
SU:  ERN CCA MAV ERP